THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AMDL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

AMDL, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

1.            Issuance. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by AMDL, Inc., a Delaware corporation (the “Company”), St. George Investments, LLC, an Illinois limited liability company, or registered assigns (the “Holder”), is hereby granted the right to purchase at any time on or after the Issue Date (as defined below) until the date which is the last calendar day of the month in which the fifth anniversary of the Issue Date occurs (the “Expiration Date”), five hundred thousand (500,000) fully paid and nonassessable shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), at an initial exercise price of $0.65 per share (the “Exercise Price”), subject to further adjustment as set forth herein. This Warrant is being issued pursuant to the terms of that certain Note and Warrant Purchase Agreement of even date herewith (the “Purchase Agreement”), to which the Company and the Holder (or the Holder’s predecessor in interest) are parties.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

This Warrant was originally issued to the Holder or the Holder’s predecessor in interest on September 15, 2009 (the “Issue Date”).

2.           Exercise of Warrants.

2.1           General.

(a) This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant as EXHIBIT A). The date such Notice of Exercise is either faxed, emailed or delivered to the Company shall be the “Exercise Date,” provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder of this Warrant shall tender this Warrant to the Company within five (5) Trading Days (as defined below) thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate (i) the number of shares then being purchased pursuant to such exercise and (ii) if applicable (as provided below), whether the exercise is a cashless exercise.

For purposes of this Warrant, the term “Trading Day” means any day during which the Principal Market (as defined below) shall be open for business.

(b) Notwithstanding any other provision contained herein to the contrary, if at any time from the period beginning on November 15, 2009 and ending on the Expiration Date, if all of the shares of Common Stock underlying this Warrant are not registered for resale in an effective Registration Statement, the Holder may elect a “cashless” exercise of this Warrant for any Warrant Shares not registered in an effective Registration Statement. Whereby, the Holder shall be entitled to receive a number of shares of Common Stock equal to (x) the excess of the Current Market Value (as defined below) over the total cash exercise price of the portion of the Warrant then being exercised, divided by (y) the Market Price of the Common Stock.

For the purposes of this Warrant, the following terms shall have the following meanings:

“Current Market Value” shall mean an amount equal to the Market Price of the Common Stock, multiplied by the number of shares of Common Stock specified in the applicable Notice of Exercise.

“Market Price of the Common Stock” shall mean the lower of: (i) the Closing Price (as defined below) of the Company’s common stock on the principal market where Common Stock is traded (the “Principal Market”) for the prior business day; or (ii) the volume weighted average sales prices of the Common Stock on such market for the prior ten (10) business days, in each case as recorded by Bloomberg, LP (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Holder and reasonably acceptable to the Company).

“Closing Price” means the 4:00 P.M. closing bid price of the Common Stock on the Principal Market on the relevant trading day(s), as reported by Bloomberg LP (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Holder and reasonably acceptable to the Company) for the relevant date.

(c) If the Notice of Exercise form elects a “cash” exercise (or if the cashless exercise referred to in the immediately preceding paragraph (b) is not available in accordance with the terms hereof), the Exercise Price per share of Common Stock for the shares then being exercised shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

(d) Upon the appropriate payment to the Company, if any, of the Exercise Price for the shares of Common Stock purchased, together with the surrender of this Warrant (if required), the Company shall immediately deliver the shares of Common Stock electronically via Deposit/Withdrawal at Custodian (DWAC) or Depository Trust Company (DTC) to the account designated by Holder on the Notice of Exercise.  If for any reason the Company is not able to deliver the shares via DWAC or DTC, notwithstanding its best efforts to do so, the Company shall deliver certificates representing the Warrant Shares to the Holder as provided in the Notice of Exercise (the certificates delivered in such manner, the “Warrant Share Certificates”) within three (3) Trading Days (such third Trading Day, a “Delivery Date”) of (i) with respect to a “cashless exercise,” the Exercise Date as the case may be, or, (ii) with respect to a “cash” exercise, the later of the Exercise Date or the date the payment of the Exercise Price for the relevant Warrant Shares is received by the Company.

(e) The Company understands that a delay in the electronic delivery of shares or the delivery of the Warrant Share Certificates, as the case may be, beyond the Delivery Date (assuming electronic delivery is not available) could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Holder for late delivery of Warrant Share Certificates in the amount of $100 per Trading Day after the Delivery Date for each $10,000 of Exercise Price of the Warrant Shares subject to the delivery default. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Share Certificates by the Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

(f) The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

2.2             Ownership Limitation. Notwithstanding the provisions of this Warrant, in no event shall the this Warrant be exercisable to the extent that the issuance of Common Stock upon the exercise thereof, after taking into account the Common Stock then owned by the Holder and its affiliates, would result in the beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding Common Stock (the “Percentage Cap”) of the Company.  For purposes this paragraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

2.3             Trustee for Warrant Holders. In the event that a qualified bank or trust company shall have been appointed as trustee for the Holder pursuant to Subsection 6.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to Section 2.1.

3.           Reservation of Shares. The Company hereby agrees that, at all times during the term of this Warrant, there shall be reserved for issuance upon exercise of this Warrant, one hundred percent (100%) of the number of shares of its Common Stock as shall be required for issuance of the Warrant Shares for the then unexercised portion of this Warrant. For the purposes of such calculations, the Company should assume that the outstanding portion of this Warrant was exercisable in full at any time, without regard to any restrictions which might limit the Holder’s right to exercise all or any portion of this Warrant held by the Holder.

4.           Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5.           Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.           Protection Against Dilution and Other Adjustments.

6.1           Capital Adjustments.  If the Company shall at any time prior to the expiration of this Warrant subdivide the Common Stock, by split-up or stock split, or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision, split or stock dividend, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the purchase price payable per Warrant Share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 6.1 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

6.2           Reclassification, Reorganization and Consolidation.  In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6.1 above), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change.  In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Warrant Share payable hereunder, provided the aggregate purchase price shall remain the same.

6.3           Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

6.4           Issuance of Additional Shares of Common Stock. Commencing on the Issue Date and continuing until this Warrant is either exercised in full or expires, in the event the Issuer shall issue any additional shares of Common Stock (otherwise than as provided in the foregoing subsections 6.1 through 6.2 of this Section 6 or pursuant to the provisions of the Convertible Promissory Note issued to the initial Holder on the Issue Date) or enter into any exchange or settlement agreements to do the same, at a price per share less than the Exercise Price then in effect or without consideration, then the Exercise Price upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such additional shares of Common Stock.  Promptly upon the occurrence of such an event, and in any event not less than ten (10) business days after such an occurrence, the Company shall notify the Holder in writing of the event, disclose to the Holder the new Exercise Price, and provide to the Holder copies of all relevant documents related to such event, even if the event was or should be disclosed publicly.

7.         Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 9 hereof).

8.           Transfer to Comply with the Securities Act. This Warrant has not been registered under the 1933 Act and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated without (i) an effective registration statement under the Act relating to such security or (ii) an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section. Any such transfer shall be accompanied by a transferor assignment substantially in the form of EXHIBIT B, executed by the transferor and the transferee and submitted to the Company.

9.           Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock on the exercise of this Warrant pursuant hereto, exchanging this Warrant pursuant hereto, and replacing this Warrant pursuant hereto, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

10.           Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11.           Notices.  Any notice required or permitted hereunder shall be given in manner provided in the subsection headed “Notices” in the Purchase Agreement, the terms of which are incorporated herein by reference.

12.          Supplements and Amendments; Whole Agreement.                                                                                       This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

13.           Governing Law.  This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Illinois, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of Illinois located in Cook County and any United States District Court for the Northern District of Illinois for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant.  The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

14.           Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15.           Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16.           Descriptive Headings.  Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: September 15, 2009

AMDL, INC.

By: _______________________________

___________________________________
(Print Name)

____________________________________
(Title)

[Signature page to Warrant]

EXHIBIT A

NOTICE OF EXERCISE OF WARRANT

TO:           AMDL, INC.
VIA FAX TO: (    )______________

The undersigned hereby irrevocably elects to exercise the right, represented by the Common Stock Purchase Warrant dated as of  , 20 , to purchase   shares of the Common Stock, $0.001 par value (“Common Stock”), of AMDL, INC. and tenders herewith payment in accordance with Section 2 of said Common Stock Purchase Warrant, as follows:

_______                      CASH: $__________________________ = (Exercise Price x Exercise
Shares)

_______	Payment is being made by:
_____	enclosed check
_____	wire transfer
_____	other

_______                      CASHLESS EXERCISE [if available pursuant to Section 2.1(b)]:

Net number of Warrant Shares to be issued to Holder: ______*

* based on:                      Current Market Value - (Exercise Price x Exercise Shares)
Market Price of Common Stock

Where:
Market Price of Common Stock [“MP”]            =           $____________
Current Market Value [MP x Exercise Shares]  =           $____________

It is the intention of the Holder to comply with the provisions of Section 2.3 of the Warrant regarding certain limits on the Holder’s right to exercise thereunder. The Holder believes this exercise complies with the provisions of said Section 2.3. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

As contemplated by the Warrant, this Notice of Exercise is being sent by facsimile to the fax number and officer indicated above.

If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Exercise.

The certificates representing the Warrant Shares should be transmitted by the Company to the Holder

_______ via express courier, or

_______ by electronic transfer

after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

_____________________________________
_____________________________________
_____________________________________

Dated:           _____________________

___________________________
[Name of Holder]

By:________________________

EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of AMDL, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of AMDL, INC. with full power of substitution in the premises.

Transferees                                           Percentage Transferred                                            Number Transferred

Dated:___________, ______

______________________________
[Transferor Name must conform to the name of Holder as specified on face of Warrant]

By: ___________________________
Name:_________________________

Signed in the presence of:

_________________________
(Name)

ACCEPTED AND AGREED:

_________________________
[TRANSFEREE]

By:_______________________
Name:_____________________

THE FOREGOING TRANSFER IS CONSENTED TO:
AMDL, INC.

By: _________________________